Exhibit 10.7

RUTH’S HOSPITALITY GROUP, INC.

AMENDED AND RESTATED 2005 LONG-TERM EQUITY INCENTIVE PLAN

OMNIBUS AMENDMENT TO AWARD AGREEMENTS

February ____, 2017

[NAME]’1

[TITLE]

Re: Your Outstanding Restricted Shares

Dear [NAME]:

Reference is hereby made to the following equity award agreements previously entered into by and between you and Ruth’s Hospitality Group, Inc. (the “Company”) under the Company’s Amended and Restated 2005 Long-Term Equity Incentive Plan (the “Plan”), as amended from time to time (collectively, the “Award Agreements”):

1.	Restricted Stock Award Agreement by and between you and the Company, dated [DATE], granting [NUMBER] shares of restricted stock.
2.	Restricted Stock Award Agreement by and between you and the Company, dated [DATE], granting [NUMBER] shares of restricted stock.
3.	[LIST ADDITIONAL AWARDS AS APPLICABLE] (collectively, all such awards of restricted stock referred to herein as the “Restricted Shares”).

[The Compensation Committee of the Board of Directors of the Company (the “Committee”) clarifies that, in compliance with Section 7(•) of your Employment Agreement dated [•], 20[•] (the “Employment Agreement”), and pursuant to its interpretive authority under Section 3 of the Plan, if your employment is terminated (i) by the Company other than for Cause or (ii) by you for Good Reason and you timely complete all actions such that you become entitled to severance compensation under Section 7(•) of the Employment Agreement (a “Qualifying Termination”), your Restricted Shares shall continue to vest for the twelve-month period immediately following the date of the Qualifying Termination.]’2

[Furthermore, Committee hereby clarifies that, in compliance with Section 7(•) of your Employment Agreement, and pursuant to its interpretive authority under Section 3 of the Plan, if you have been continuously employed by the Company from the date of the applicable Award Agreement until a Change in Control (as defined in the Plan), then 100% of your Restricted Shares then outstanding and unvested shall immediately vest, simultaneously with the consummation of the Sale of the Company.]’3

1 This amendment to be entered into for each of Michael O'Donnell, Arne Haak, Cheryl Henry and Kevin Toomy.

2 This paragraph to be included for Michael O'Donnell, Arne Haak, Cheryl Henry and Kevin Toomy.

3 This paragraph to be included only for Michael O'Donnell, Arne Haak and Cheryl Henry.

The Company is pleased to inform you that the Committee has approved a modification to the Award Agreements for your benefit. Effective immediately, and notwithstanding any other provision in the Award Agreements to the contrary, the amount of cash or number of shares of Common Stock (as defined in the Plan) otherwise deliverable to you pursuant to an Award Agreement shall be reduced by any minimum statutorily required withholding obligation with regard to the awards granted pursuant to the Award Agreement, as contemplated by Section 10 of the Plan; provided, however, that, at your discretion, the number of shares of Common Stock otherwise deliverable to you may be further reduced in an amount up to the maximum individual tax rate in your particular jurisdiction, and only if the Company has a statutory obligation to withhold taxes on your behalf, in such case only if such reduction would not result in adverse financial accounting treatment, as determined by the Company (and in particular in connection with the effectiveness of the amendments to FASB Accounting Standards Codification Topic 718, Compensation – Stock Compensation, as amended by FASB Accounting Standards Update No. 2016-09, Improvements to Employee Share-Based Payment Accounting).

Except as expressly provided herein, the Award Agreements and the incentive equity awards granted thereunder shall continue to remain outstanding in full force and effect in accordance with all of the terms and conditions of the Award Agreements and the Plan, as amended from time to time.

*     *     *     *     *     *

Very truly yours,

RUTH’S HOSPITALITY GROUP, INC.
AGREED AND ACKNOWLEDGED
as of February ____, 2017

By:

Name:

Title:	[PARTICIPANT]

Signature Page to Omnibus Amendment to Award Agreements